Click to edit Master title style Click to edit Master subtitle style Investor Presentation June 2015 Exhibit 99.1

2 This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K, filed with the SEC on September 9, 2014 and our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 28 through 35 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

3 Positioned for Strong Equity Returns A leading supplier of specialty contracting services to telecommunication providers nationwide Telecommunications networks fundamental to economic progress Firm and strengthening end market opportunities head2right Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections head2right Cable operators continuing to deploy fiber to small and medium businesses with cable capital expenditures and new build opportunities expanding head2right Connect America Fund (“CAF”) 1 projects are deploying fiber deeper into rural networks; Multi-year CAF 2 projects are emerging head2right Customers are consolidating supply chains creating opportunities for market share growth Encouraged that industry participants remain committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

4 Nationwide Footprint and Significant Resources Notes: Total liquidity of $401.9 million includes cash and equivalents of $22.5 million and availability on Senior Credit Facility of $379.3 million as of April 25, 2015. Nationwide footprint head2right Operates in all 50 states, Washington, D.C. and in Canada head2right Over 40 operating subsidiaries and hundreds of field offices Strong revenue base and customer relationships head2right Revenues of $492.4 million in Q3-15 as compared to $426.3 million in Q3-14; organic growth of 13.4% head2right EPS at $0.58 in Q3-15 compared to $0.23 in year ago quarter Solid financial profile head2right Total liquidity of $401.9 million at April 25, 2015 head2right Amended Senior Credit Facility in April 2015 • Increased Senior Credit Facility capacity to $600 million; $450 million in revolver capacity and $150 million term loan • Extended maturity date to April 2020 head2right 7.125% Senior Subordinated Notes due 2021 Over 10,850 employees

5 Intensely Focused on Telecommunications Market xrhombus Outside Plant & Equipment Installation xrhombus Premise Equipment Installation xrhombusWireless xrhombus Engineering xrhombus Underground Facility Locating Services Crucial to Customers’ Success Contract revenues of $492.4 million for Q3-15 Telecommunications Electric and Gas Utilities and Other Underground Facility Locating

6 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Industry Drivers Strong Secular Trend “It took 32 years – from 1984 to 2016 – to generate the first zettabyte of IP traffic annually. However, as this year’s Visual Networking Index forecasts, it will take only three additional years to reach the next zettabyte milestone when there will be more than 2 zettabytes of IP Traffic annually by 2019” Doug Webster, Vice President of Service Provider Products and Solutions Marketing, Cisco - May 2015 Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis North Am erica Internet Protocol Traffic (Petabytes per M onth)Q u a r t e r l y G D P C h a n g e * Gross Domestic Product (“GDP”)

7 Industry Developments Industry increasing network bandwidth dramatically head2right Major industry participants deploying significant wireline networks head2right Newly deployed networks provisioning 1 gigabit speeds, speeds beyond 1 gigabit envisioned head2right Industry developments are producing opportunities which are in aggregate unprecedented Delivering valuable service to customers head2right Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers head2right Revenues and opportunities driven by this new standard accelerated during the third quarter of fiscal 2015 head2right Customer spending modulations have diminished • network strategies have firmed • multi-year initiatives are being outlined publicly • timing uncertainty has receded Dycom’s scale, market position and financial strength position it well as opportunities continue to expand

8 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 Verizon FiOS Video AT&T U-Verse Key Driver: FTTx Deployments Growth in Subscribers “The cost dynamics of fiber to the home just keep getting better and better. A lot of the provisioning activities just keep getting more and more efficient. And so, we are gaining more and more conviction. As I pointed out, I suspect the day I retire we will probably continue to be pushing the fiber footprint. And just the capital efficiency of it is just getting better and better all the time.” Randall Stephenson, CEO, AT&T Inc. – May 2015 Sources: Individual Company Press Releases xrhombus Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings and 1 gigabit high-speed connections, speeds beyond 1 gigabit envisioned * *AT&T sold Connecticut wireline operations to Frontier during Q3-14

9 Key Driver: Fiber to Businesses Customer Business Services Revenue and Addressable Business Services Market “Moving on to Business Services, first-quarter revenue grew 21.4% to over $1.1 billion making again the second largest contributor to Cable revenue growth. […] There is clearly tremendous opportunity here for our Company as we have captured approximately a 25% share of the small end of the market and less than a 10% share of the midsize business segment.” Michael Angelakis, Former CFO, Comcast - May 2015 Calendar 2014 Business Services Revenue $7.8 Billion Addressable Business Services Market $60 Billion Sources: Individual Company Press Releases & Transcripts

10 Key Driver: Connect America Fund New projects from Connect America Fund deploying fiber deeper into the networks head2right Connect America Fund (“CAF”) is part of FCC’s initiative to bring broadband access to rural communities head2right CAF Phase 2 – FCC offers support of up to $1.675 billion annually to price cap carriers to expand broadband service to rural America • Multi-year subsidies • Broadband speeds of at least 10 Mbps downstream/1 Mbps upstream • FCC issued offers on April 29, 2015 to carriers with 120 day response deadline “The other thing that I think you should think about with Frontier is that we're going to be one of the biggest recipients on Connect America Fund to support and that's a big deal for us. When you look at what we were eligible for, it was $283 million, about $133 million above what our frozen support level is today. And when you look at that, that's going to be something that we're going to take the vast majority. We're doing all the work on it. We'll do the final elections as we get a little bit further in the year.” Dan McCarthy, President & CEO , Frontier Communications – May 2015

11 Key Driver: Wireless Network Upgrades “from a capacity standpoint, that is why I have been saying consistently you will not see the Verizon Wireless capital program decrease anytime soon. We believe because of the consumption model, and we believe of the growth of data in the network, which is what we want for monetization reasons, we are going to need to continue to increase our CapEx around the Wireless asset.” Fran Shammo, EVP & CFO , Verizon – May 2015 Sources: Industry publications xrhombus Wireless carriers are upgrading to 4G technologies creating growth opportunities in the near to intermediate term xrhombus Increasing capacity where 4G technologies are already deployed Growth in Number of Cell Sites *

12 Local Credibility, National Capability Subsidiaries HEWITT Dycom’s Nationwide Presence Dycom headquarters Primary locations

13 Focused on High Value Profitable Growth xrhombus Anticipate emerging technology trends which drive capital spending xrhombus Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities xrhombus Selectively acquire businesses which complement our existing footprint and enhance our customer relationships xrhombus Leverage our scale and expertise to expand margins through best practices

14 21.3% 13.9% 13.3% 7.5% 6.3% 4.7% 4.6% 3.0% 2.8% 1.6% 21.0% Well Established Customers Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Q3-15 Customer revenue breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Fairpoint Time Warner Cable Other Corning Unnamed customer

15 For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. Durable Customer Relationships Revenues ($ in millions) Reflects the results of acquired businesses since date of acquisitions, including telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. $- $50 $100 $150 $200 $250 $300 $350 $400 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 AT&T Comcast CenturyLink Verizon Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Top 5 customers All Other customers $958 $995 $1,138 $1,230 $1,107 $989 72% 67% 66% 66%66%67% 33%34%33%28% 34%34% $1,036 62% 38% $1,201 60% 40% $1,609 41% 59% $1,812 58% 42%

16 xrhombus Master Service Agreements (MSA’s) head2right Multi-year, multi-million dollar arrangements covering thousands of individual work orders head2right Generally exclusive requirement contracts xrhombus Long-term contracts relate to specific projects with terms in excess of one year from the contract date xrhombus Short-term contracts relate to spot market requirements xrhombus Significant majority of contracts are based on units of delivery Long-term contracts Anchored by Long-Term Agreements Master Service Agreements Short-term contracts Revenues by Contract Type for the Nine Months Ended April 25, 2015 Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally maintains multiple agreements with each customer

17 Robust Cash Flow Capital Investments FY2005 – April 25, 2015 ($ in millions) $1.007 billion Cash flow from operations $471 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2005 – April 25, 2015 $1.478 Billion for Investment Notes: Amounts represent cumulative cash flow for fiscal 2005 – Q3-2015; See “Regulation G Disclosure” for a summary of amounts.

Click to edit Master title style Click to edit Master subtitle style Financial Update

19 Financial Overview xrhombus Contract revenue of $492.4 million in Q3-15 compared to $426.3 million in Q3-14 xrhombus Strong third quarter operating performance head2right Adjusted EBITDA - Non-GAAP of $63.0 million, or 12.8% of revenue, compared to $39.6 million, or 9.3% in Q3-14 head2right Net income of $0.58 per share diluted in Q3-15 compared to $0.23 per share diluted in Q3-14 xrhombus Strong balance sheet, cash flow and liquidity xrhombus Capital structure designed to produce strong equity returns head2right Repurchased 763,768 shares at an average price of $40.18 per share for $30.7 million during fiscal 2015

20 7.5% 10.0% 0.9% (3.8)% (0.7)% (2.4)% 10.5% 13.4%12.6% 15.8% 4.6% (2.5)% 1.7% 1.6% 13.8% 18.6% -5% 0% 5% 10% 15% 20% Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Organic Growth % Organic Growth % - Excluding stimulus revenue (10.5)% 2.0% 15.4% 4.9% 4.7% 4.8% (15)% (10)% (5)% 0% 5% 10% 15% 20% FY2010 FY2011 FY2012 FY 2013 FY 2014 TTM Q3-15 Contract Revenue Trend Annual Growth in Contract Revenues Quarterly Contract Revenues Quarterly Organic Revenue Trend *Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year. (b) Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) TTM Q3-2015 contract revenues equals the aggregate of quarterly contract revenues from Q4-14, Q1-15, Q2-15, and Q3-15 of $482.1 million, $510.4 million, $441.1 million, and $492.4 million, respectively. (b) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. ($ in millions) Annual Organic Revenue Trend (a)

21 Earnings & Backlog Annual Adjusted EBITDA and Adjusted EBITDA as a % of Revenue Net Income – Non-GAAP Quarterly Adjusted EBITDA and Adjusted EBITDA as a % of Revenue Backlog Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) The amounts and percentages for Adjusted EBITDA are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (b) TTM Q3-2015 Adjusted EBITDA equals the aggregate of Adjusted EBITDA from Q4-14, Q1-15, Q2-15, and Q3-15 of $57.5 million, $66.4 million, $47.6 million, and $63.0 million, respectively. (c) TTM Q3-2015 Net Income-Non-GAAP equals the aggregate of Net Income-Non-GAAP from Q4-14, Q1-15, Q2-15, and Q3-15 of $16.9 million, $20.8 million, $9.4 million, and $20.3 million, respectively. (d) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. The significant majority of our backlog estimates comprise services under master service agreements and long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. ($ in millions) (b) (c) (d)

22 Q2-15 Q3-15 Cash and equivalents $ 18.4 $ 22.5 7.125% Senior Notes $ 280.5 $ 280.4 $450 million revolver (previously $275 million) 44.0 16.3 Term Loan 109.4 150.0 Total Debt $ 433.9 $ 446.7 Net Debt (Total Debt less Cash) $ 415.5 $ 424.1 Availability under revolver $ 176.6 $ 379.3 Letters of Credit outstanding 54.4$ 54.4$ Cash and availability under revolver $ 195.0 $ 401.9 Amended Senior Credit Facility, matures April 2020 Cash Flows and Liquidity Cash Flow from Operations and Cap-ex, net Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) TTM Q3-2015 operating cash flows equals the aggregate of quarterly operating cash flows from Q4-14, Q1-15, Q2-15, and Q3-15 of $(13.3) million, $10.9 million, $72.4 million, and $40.3 million, respectively. (b) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets. (c) TTM Q3-2015 cap-ex, net equals the aggregate of quarterly cap-ex, net from Q4-14, Q1-15, Q2-15, and Q3-15 of $12.6 million, $16.3 million, $18.4 million, and $35.3 million, respectively. ($ in millions) xrhombus Strong balance sheet and operating cash flows xrhombus Increased Senior Credit Facility capacity to $600 million and extended maturity date to April 2020 head2right $450 million in revolver capacity and $150 million term loan head2right Liquidity of $401.9 million with $22.5 million of cash on hand and $379.3 million in availability under the revolver portion of the Senior Credit Facility xrhombus Repurchased 275,000 shares in Q3-15 at an average price of $49.24 per share for $13.5 million; Fiscal 2015 total repurchases of 763,768 shares at an average price of $40.18 per share for $30.7 million (a) (b) (c) Liquidity Summary

23 Capital Allocated to Maximize Shareholder Returns xrhombus Strong balance sheet, solid free cash flow and long-term confidence in industry outlook drives capital allocation strategy head2right Invest in organic growth head2right Fiscal 2013 - 2015 acquisitions further strengthen our customer base, geographic scope, and technical service offerings head2right Repurchase of 19.5 million shares for approximately $352.2 million since fiscal 2005 creates incremental shareholder value and reduces equity claims on future earnings

Click to edit Master title style Click to edit Master subtitle style Questions & Answers

25 Selected Information from Q3-15 Dycom Results Conference Call Materials The following slides 26-27 were used on May 20, 2015 in connection with the Company’s conference call to discuss fiscal 2015 third quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 26-27 that are forward- looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on May 20, 2015 and May 22, 2015.

This slide was used on May 20, 2015 in connection with the Company's conference call to discuss fiscal 2015 third quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on May 20, 2015 and May 22, 2015.

DYCOM INDUSTRIES INC.

Q4-2015 Outlook

($ in millions, except earnings per share)
(% as a percent of revenue)

	Q4-2014 Included for comparison	Q4-2015 Outlook and Commentary	
Contract Revenues	$ 482.1	**$ 550.0 - $ 570.0**	➢ Firm and strengthening end market opportunities ➢ Increased demand by several large customers, including 1 gigabit deployments and customers where we are growing core market share ➢ Lower revenue from rural customers on stimulus projects
Gross Margin % *Non-GAAP Q4-14*	19.8%	Gross Margin % which expands from Q4-14	➢ Gross margin expectations reflect a solid mix of customer growth opportunities
G&A Expense %	8.5%	8.3% - 8.5%	➢ General & Administrative expenses reflecting scale and higher performance-based compensation, including share-based award expense
Stock-based compensation included in G&A Expense %	$ 2.9	$ 3.2	
Depreciation & Amortization	$ 23.1	$ 24.9 - $ 25.4	➢ Includes amortization of $4.3 million in Q4-15 and $4.2 million in Q4-14
Interest Expense	$ 6.6	Approximately $ 6.8	
Other Income	$ 3.0	$ 1.3 - $ 1.7	
Adjusted EBITDA % - Non-GAAP	11.9%	Adjusted EBITDA % which expands from Q4-14	
Earnings Per Share* – Diluted (Non-GAAP)	$ 0.48	**$ 0.74 - $ 0.82**	***EPS increases from revenue growth and expanding EBITDA***
Diluted Shares (in millions)	35.0	Approximately 35.0	

Notes: See "Regulation G Disclosure" slides 29-35 for a reconciliation of GAAP to Non-GAAP financial measures.

**Q4-14 effective tax rate was 39.3%; Outlook for Q4-15 is estimated based on an effective tax rate near 38.5%*

26

This slide was used on May 20, 2015 in connection with the Company's conference call to discuss fiscal 2015 third quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on May 20, 2015 and May 22, 2015.

DYCOM INDUSTRIES INC.

Looking Ahead to Q1-2016

($ in millions)
(% as a percent of revenue)

	Q1-2015 Included for comparison	Q1-2016 Outlook and Commentary	
Contract Revenues	$ 510.4	Revenue growth - high-single to low-double digits % compared to Q1-15	➢ Firm and strengthening end market opportunities ➢ Increased demand by several large customers, including 1 gigabit deployments and customers where we are growing core market share
Gross Margin %	20.9%	Gross Margin % which increases from Q1-15	
G&A Expense %	8.8%	G&A as a % of revenue decreases slightly from Q1-15	
Stock-based compensation included in G&A Expense %	$ 3.9	$ 4.5	
Depreciation & Amortization	$ 22.9	$ 25.3 - $25.8	
Interest Expense	$ 6.7	Approximately $ 6.8	
Other Income	$ 1.8	$ 1.4 - $ 1.8	
Adjusted EBITDA % - Non-GAAP	13.0%	Adjusted EBITDA % which increases from Q1-15	***EBITDA increases from revenue growth and improved gross margin***

**Fiscal 2016 will consist of 53 weeks. Q1-16, Q2-16, and Q3-16 will each consist of 13 weeks of operations and Q4-16 will consist of 14 weeks of operations.*

Notes: See "Regulation G Disclosure" slides 29-35 for a reconciliation of GAAP to Non-GAAP financial measures.

27

Click to edit Master title style Click to edit Master subtitle style Supplemental Schedules Regulation G Disclosures

Appendix: Regulation G Disclosure

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth (decline) to Non-GAAP organic revenue growth (decline).

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS		NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %		
		Revenues from businesses acquired (a)	*Revenues from storm restoration services*		*Organic revenues from customers for stimulus work (c)*		GAAP %	NON-GAAP - Organic % (a)	NON-GAAP - Organic % excluding stimulus (a) (c)
Q3-15 Organic Growth:									
Q3-15	$ 492.4	$ (8.9)	$ -	$ 483.4	$ (8.7)	$ 474.8	15.5%	13.4%	18.6%
Q3-14	$ 426.3	$ -	$ -	$ 426.3	$ (26.0)	$ 400.3			
Prior Quarters Prior Quarters Organic Growth (Decline):									
Q2-15	$ 441.1	$ (9.5)	$ -	$ 431.5	$ (9.1)	$ 422.4	12.9%	10.5%	13.8%
Q2-14	$ 390.5	$ -	$ -	$ 390.5	$ (19.2)	$ 371.3			
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	$ (14.0)	$ 486.3	(0.5)%	(2.4)%	1.6%
Q1-14	$ 512.7	$ -	$ -	$ 512.7	$ (34.2)	$ 478.6			
Q4-14	$ 482.1	$ (9.5)	$ -	$ 472.6	$ (23.8)	$ 448.7	0.7%	(0.7)%	1.7%
Q4-13	$ 478.6	$ (2.6)	$ -	$ 476.1	$ (34.8)	$ 441.3			
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			

Notes: Amounts above may not add due to rounding.

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP includes revenues of businesses acquired in Q2-13 ("Acquired Subsidiaries") as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work is comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Revenues from stimulus work included in the Non-GAAP adjustments include all stimulus revenues beginning with Q3-14 organic calculation when the Acquired Subsidiaries were in both periods.

29

Appendix: Regulation G Disclosure

Calculation of Cumulative Cash Flows Fiscal 2005 through April 25, 2015 ($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
Apr -15 YTD	$ 123.6	$ (70.1)	$ (9.8)	$ (30.7)	$ (6.6)	$ (4.5)	$ (11.1)
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
Cumulative	$ 1,006.7	$ (596.9)	$ (528.9)	$ (352.2)	$ 444.1	$ 18.3	$ 462.4

Cash at July 31, 2004	$ 31.4
Cash at April 25, 2015	22.5
Difference representing beginning cash used during the period	$ 8.9
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 471.3

Notes: Amounts may not add due to rounding.

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.

(b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

30

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (decline).

		NON-GAAP ADJUSTMENTS					Organic Growth (Decline) %	
	GAAP Contract Revenues	Revenues from businesses acquired (a)	Revenues from storm restoration services	Adjustment for extra week as a result of 52/53 week fiscal year (b)	Total Adjustment	NON-GAAP Contract Revenues(a)(b)	GAAP	NON-GAAP
TTM Q3-15	$ 1,925.9	$ (31.3)	$ -	$ -	$ (31.3)	$ 1,894.6	6.5%	4.8%
TTM Q3-14	$ 1,808.1	$ -	$ -	$ -	$ -	$ 1,808.1		
FY 2014	$ 1,811.6	$ (499.3)	$ -	$ -	$ (499.3)	$ 1,312.3	12.6%	4.7%
FY 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ (354.6)	$ 1,254.0		
FY 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ (354.6)	$ 1,254.0	33.9%	4.9%
FY 2012	$ 1,201.1	$ -	$ (6.0)	$ -	$ (6.0)	$ 1,195.1		
FY 2012	$ 1,201.1	$ (54.5)	$ (6.0)	$ -	$ (60.5)	$ 1,140.6	16.0%	15.4%
FY 2011	$ 1,035.9	$ (33.8)	$ (14.1)	$ -	$ (47.8)	$ 988.1		
FY 2011	$ 1,035.9	$ (33.8)	$ (14.1)	$ -	$ (47.8)	$ 988.1	4.8%	2.0%
FY 2010	$ 988.6	$ -	$ -	$ (20.1)	$ (20.1)	$ 968.5		
FY 2010	$ 988.6	$ -	$ -	$ (20.1)	$ (20.1)	$ 968.5	(10.7)%	(10.5)%
FY 2009	$ 1,106.9	$ -	$ (24.3)	$ -	$ (24.3)	$ 1,082.6		

Notes: Amounts may not add due to rounding.

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company's 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes.

31

Appendix: Regulation G Disclosure

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014
Adjusting Items:					
Write-off of deferred financing costs	$ -	$ -	$ -	$ 0.3	$ -
(Loss) gain on debt extinguishment, net	$ -	$ 8.3	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ 1.6	$ 0.6	$ -	$ 0.5	$ 0.6
Reversal of certain income tax related liabilities	$ (1.0)	$ -	$ -	$ -	$ -
Valuation allowance on deferred tax asset	$ 1.1	$ -	$ -	$ -	$ -
Acquisition related costs	$ -	$ 0.2	$ -	$ 6.8	$ -
Pre tax effect of Adjusting Items	$ 1.6	$ 9.1	$ -	$ 7.6	$ 0.6
After tax effect of Adjusting Items	$ 0.9	$ 5.8	$ -	$ 4.6	$ 0.4
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (GAAP)	$ 5.8	$ 16.1	$ 39.4	$ 35.2	$ 40.0
Provision for income taxes	4.9	12.4	25.2	23.0	26.3
Pre-tax income	10.7	28.5	64.6	58.2	66.3
Interest expense, net	14.2	15.9	16.7	23.3	26.8
Depreciation	57.2	55.8	56.2	64.8	74.5
Amortization	6.4	6.7	6.5	20.7	18.3
EBITDA	88.5	106.9	144.0	167.0	185.9
Gain on sale of fixed assets	(7.7)	(10.2)	(15.4)	(4.7)	(10.7)
Stock-based compensation expense	3.4	4.4	7.0	9.9	12.6
Pre-tax effect of Adjusting Items (from above) (a)	1.6	9.1	-	7.6	0.6
EBITDA - Adjusted (Non-GAAP)	$ 85.8	$ 110.2	$ 135.5	$ 179.8	$ 188.4
(a) Amounts exclude items already added back into the calculation of EBITDA					
Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP)					
Net income (GAAP)*	$ 5.8	$ 16.1	$ 39.4	$ 35.2	$ 40.0
Adjusting Items from above, after tax	0.9	5.8	-	4.6	0.4
Net income - Non-GAAP	$ 6.8	$ 21.9	$ 39.4	$ 39.8	$ 40.3
Total contract revenues	$ 988.6	$ 1,035.9	$ 1,201.1	$ 1,608.6	$ 1,811.6
EBITDA (from above) as a percentage of contract revenues	9.0%	10.3%	12.0%	10.4%	10.3%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	8.7%	10.6%	11.3%	11.2%	10.4%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

32

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

	Q4-13	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15	Q2-15	Q3-15
Adjusting Items:								
Charges for settlement of wage and hour litigation	$ 0.5	$ -	$ -	$ -	$ 0.6	$ -	$ -	$ -
Acquisition related costs	$ 0.2	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Pre tax effect of Adjusting Items	$ 0.7	$ -	$ -	$ -	$ 0.6	$ -	$ -	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)								
Net income (loss) (GAAP)	$ 14.7	$ 18.7	$ (3.1)	$ 7.9	$ 16.5	$ 20.8	$ 9.4	$ 20.3
Provision (benefit) for income taxes	9.4	12.4	(2.0)	5.2	10.7	13.5	6.1	12.0
Pre-tax income (loss)	24.0	31.1	(5.0)	13.1	27.2	34.3	15.6	32.3
Interest expense (income), net	6.8	6.9	6.8	6.6	6.6	6.7	6.7	6.6
Depreciation	17.7	18.4	18.7	18.6	18.9	18.8	19.2	19.8
Amortization	7.1	5.2	4.8	4.1	4.2	4.1	4.1	4.1
EBITDA	55.6	61.5	25.2	42.4	56.8	64.0	45.6	62.9
Gain on sale of fixed assets	(0.8)	(1.9)	(0.6)	(5.5)	(2.8)	(1.5)	(1.7)	(3.1)
Stock-based compensation expense	2.6	3.5	3.5	2.7	2.9	3.9	3.7	3.2
Pre-tax effect of Adjusting Items (from above)	0.7	-	-	-	0.6	-	-	-
EBITDA - Adjusted (Non-GAAP)	$ 58.1	$ 63.2	$ 28.2	$ 39.6	$ 57.5	$ 66.4	$ 47.6	$ 63.0

Total contract revenues	$ 478.6	$ 512.7	$ 390.5	$ 426.3	$ 482.1	$ 510.4	$ 441.1	$ 492.4
EBITDA (from above) as a percentage of contract revenues	11.6%	12.0%	6.5%	9.9%	11.8%	12.5%	10.3%	12.8%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	12.1%	12.3%	7.2%	9.3%	11.9%	13.0%	10.8%	12.8%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

33

Appendix: Regulation G Disclosure

Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
($ in 000's)

	Three Months Ended			
	April 25, 2015	April 26, 2014	July 26, 2014	October 25, 2014
	Q3-15	Q3-14	Q4-14	Q1-15
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:				
Net income	$ 20,258	$ 7,895	$ 16,489	$ 20,807
Interest expense, net	6,646	6,563	6,578	6,749
Provision for income taxes	11,999	5,179	10,693	13,534
Depreciation and amortization	23,985	22,726	23,060	22,930
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	62,888	42,363	56,820	64,020
Gain on sale of fixed assets	(3,067)	(5,469)	(2,802)	(1,523)
Stock-based compensation expense	3,219	2,671	2,876	3,890
Charges for wage and hour class action litigation settlements	-	-	600	-
Adjusted EBITDA - Non-GAAP	$ 63,040	$ 39,565	$ 57,494	$ 66,387
Contract Revenues	$ 492,363	$ 426,284	$ 482,071	$ 510,389
Adjusted EBITDA - Non-GAAP as a % of contract revenues	12.8%	9.3%	11.9%	13.0%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

34

35 Reconciliation of GAAP to Non-GAAP Measures ($ in 000’s) Appendix: Regulation G Disclosure GAAP Reconciling Items Non-GAAP Contract revenues 482,071$ -$ 482,071$ Cost of earned revenues, excluding depreciation and amortization 387,221 (600) (a) 386,621 General and administrative expenses 41,058 - 41,058 Depreciation and amortization 23,060 - 23,060 Total 451,339 (600) 450,739 Interest expense, net (6,578) - (6,578) Other income, net 3,028 - 3,028 Income before income taxes 27,182 600 27,782 Provision for income taxes (b) 10,693 236 10,929 Net income 16,489$ 364$ 16,853$ Diluted income per share 0.47$ 0.01$ 0.48$ Shares used in computing Diluted EPS: 34,960,049 34,960,049 Gross Margin % (c) 19.68% 19.80% Three Months Ended July 26, 2014 Q4-14 Notes: Amounts above may not add due to rounding. For the quarter ended July 26, 2014, the items reconciling GAAP to Non-GAAP financial measures are specifically described below: (a) Pre-tax charges for wage and hour class action litigation settlements. (b) Provision for income taxes includes the tax effect of the other reconciling items identified herein. (c) Gross margin % is calculated as contract revenues less cost of earned revenues (excluding depreciation and amortization) as a percentage of contract revenues.

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